Exhibit 99.1

Towerstream Reports 2014 Financial Results

and Corporate Update

MIDDLETOWN, R.I., March 12, 2015 – Towerstream Corporation (NASDAQ: TWER) (the “Company”), a leading 4G and Small Cell Rooftop Tower company, announced results for the fourth quarter and year ended December 31, 2014.

2014 Operating Highlights and Corporate Update

HetNets Tower Corporation Subsidiary

●	Revenues for the year ended December 31, 2014 were $3.1 million compared to $1.5 million for the year ended December 31, 2013 representing an increase of $1.6 million, or greater than 100%.
●	Master Lease Agreement executed with national carrier in third quarter of 2014 with initial deployments expected in the first half of 2015.
●	Number of Shared Wireless Infrastructure locations increased by 12% during 2014.
●	Number of Access Points leased by major cable company increased by 38% during 2014.

Towerstream Corporation

●	Launch of Cogent-like offering of 100 Megabytes of bandwidth for $699 generates strong demand with 27 buildings lit and 50 customer connections since launch in the first quarter of 2014.
●	ARPU increased to $772 at December 31, 2014 compared to $761 at December 31, 2013 representing an increase of $11, or 1%.
●	Customer churn for the year ended December 31, 2014 totaled 1.85% compared to 1.86% for the year ended December 31, 2013.
●	Search for second sales center during 2014 culminates in opening of new office in Southern Florida in March 2015.
●	Long-term debt financing completed in October 2014 provides working capital to execute growth initiatives planned for 2015.

Management Comments

“Our Shared Wireless segment demonstrated strong growth in 2014 with revenues doubling and the number of leasable locations increasing by 12% during the year,” stated Jeffrey Thompson, President and CEO. “The carriers have been vocal in stating that they are focused on the densification of their networks and we expect initial deployments on our locations in the first half of this year.”

“Our 100 megabyte service continues to gain traction and we will be adding buildings throughout 2015,” stated Joseph Hernon, Chief Financial Officer. “The recent opening of our second sales center will substantially increase our sales force. We believe that these initiatives will drive our Fixed Wireless segment back into growth mode in 2015.”

Selected Financial Data and Key Operating Metrics

(All dollars are in thousands except ARPU)

	(Unaudited)
	Three Months Ended
	12/31/2014	9/30/2014	12/31/2013

Revenues	$8,090	$8,302	$8,521
Gross margin
Consolidated	21%	25%	27%
Fixed wireless	63%	65%	66%
Capital expenditures
Fixed wireless	$1,524	$1,154	$1,160
Shared wireless infrastructure	202	590	1,265
Corporate	43	22	909
Churn rate (1)	1.65%	1.69%	1.78%
ARPU (1)	$772	$769	$761
ARPU of new customers (1)	639	651	752
Cash and cash equivalents	38,028	11,891	28,182

	Years Ended
	12/31/2014	12/31/2013
Selected Financial Data
Revenues	$33,036	$33,433
Gross margin
Consolidated	26%	35%
Fixed wireless	65%	69%
Capital expenditures
Fixed wireless	$5,568	$4,519
Shared wireless infrastructure	2,221	2,314
Corporate	382	1,259
Churn rate (1)	1.85%	1.86%
ARPU (1)	$772	$761
ARPU of new customers (1)	639	663
Cash and cash equivalents	38,028	28,182

(1)	See Non-GAAP Measures below for the definitions of Churn, ARPU and ARPU of new customers.

Consolidated Statement of Operations

(All dollars are in thousands except per share amounts)

	(Unaudited)		(Audited)
	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013

Revenues	$8,090	$8,521	$33,036	$33,433

Operating Expenses
Cost of revenues	6,351	6,262	24,520	21,854
Depreciation and amortization	3,345	3,698	13,639	15,352
Customer support	1,233	1,084	4,796	4,883
Sales and marketing	1,396	1,446	5,570	5,779
General and administrative	2,610	2,659	10,337	11,033
Total Operating Expenses	14,935	15,149	58,862	58,901
Operating Loss	(6,845)	(6,628)	(25,826)	(25,468)
Other Income/(Expense)
Gain on business acquisition	-	-	-	1,004
Interest expense, net	(1,506)	(64)	(1,673)	(218)
Other income (expense), net	(3)	(4)	(14)	(15)
Total Other Income/(Expense)	(1,509)	(68)	(1,687)	771
Loss before income taxes	(8,354)	(6,696)	(27,513)	(24,697)
Provision for income taxes	(79)	(78)	(79)	(78)
Net Loss	$(8,433)	$(6,774)	$(27,592)	$(24,775)

Net loss per common share – basic and diluted	$(0.12)	$(0.10)	$(0.41)	$(0.38)
Weighted average common shares outstanding – basic and diluted	67,642	66,419	66,804	65,181

Statement of Operations - Segment Basis

	Three Months Ended December 31, 2014 (Unaudited)
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$7,308	$827	$-	$(45)	$8,090

Operating Expenses
Cost of revenues	2,684	3,708	4	(45)	6,351
Depreciation and amortization	2,099	1,025	221	-	3,345
Customer support	327	181	725	-	1,233
Sales and marketing	1,274	51	71	-	1,396
General and administrative	226	102	2,282	-	2,610
Total Operating Expenses	6,610	5,067	3,303	(45)	14,935

Operating Income (Loss)	$698	$(4,240)	$(3,303)	$-	$(6,845)
Non-recurring expenses, primarily acquisition related	-	-	28	-	28
Non-cash expenses (a)	2,227	1,079	432	-	3,738
Adjusted EBITDA (b)	2,925	(3,161)	(2,843)	-	(3,079)
Less: Capital expenditures	1,524	202	43	-	1,769
Net Cash Flow (b)	$1,401	$(3,363)	$(2,886)	$-	$(4,848)

	Three Months Ended December 31, 2013 (Unaudited)
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$7,917	$650	$-	$(46)	$8,521

Operating Expenses
Cost of revenues	2,704	3,575	29	(46)	6,262
Depreciation and amortization	2,652	875	171	-	3,698
Customer support	343	198	543	-	1,084
Sales and marketing	1,302	63	81	-	1,446
General and administrative	148	182	2,329	-	2,659
Total Operating Expenses	7,149	4,893	3,153	(46)	15,149

Operating Income (Loss)	$768	$(4,243)	$(3,153)	$-	$(6,628)
Non-cash expenses (a)	2,988	1,308	399	-	4,695
Adjusted EBITDA (b)	3,756	(2,935)	(2,754)	-	(1,933)
Less: Capital expenditures	1,160	1,265	909	-	3,334
Net Cash Flow (b)	$2,596	$(4,200)	$(3,663)	$-	$(5,267)

	Year Ended December 31, 2014
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$30,119	$3,100	$-	$(183)	$33,036

Operating Expenses
Cost of revenues	10,435	14,220	48	(183)	24,520
Depreciation and amortization	8,697	3,958	984	-	13,639
Customer support	1,205	683	2,908	-	4,796
Sales and marketing	5,029	229	312	-	5,570
General and administrative	601	569	9,167	-	10,337
Total Operating Expenses	25,967	19,659	13,419	(183)	58,862

Operating Income (Loss)	$4,152	$(16,559)	$(13,419)	$-	$(25,826)
Non-recurring expenses, primarily acquisition related	-	-	120	-	120
Non-cash expenses (a)	9,123	4,216	1,909	-	15,248
Adjusted EBITDA (b)	13,275	(12,343)	(11,390)	-	(10,458)
Less: Capital expenditures	5,568	2,221	382	-	8,171
Net Cash Flow (b)	$7,707	$(14,564)	$(11,772)	$-	$(18,629)

	Year Ended December 31, 2013
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$32,076	$1,540	$-	$(183)	$33,433

Operating Expenses
Cost of revenues	9,934	11,979	124	(183)	21,854
Depreciation and amortization	11,063	3,509	780	-	15,352
Customer support	1,243	785	2,855	-	4,883
Sales and marketing	5,128	301	350	-	5,779
General and administrative	592	669	9,772	-	11,033
Total Operating Expenses	27,960	17,243	13,881	(183)	58,901

Operating Income (Loss)	$4,116	$(15,703)	$(13,881)	$-	$(25,468)
Non-recurring expenses, primarily acquisition related	-	-	113	-	113
Non-cash expenses (a)	11,678	3,949	1,947	-	17,574
Adjusted EBITDA (b)	15,794	(11,754)	(11,821)	-	(7,781)
Less: Capital expenditures	4,519	2,314	1,259	-	8,092
Net Cash Flow (b)	$11,275	$(14,068)	$(13,080)	$-	$(15,873)

(a) Includes depreciation and amortization, stock-based compensation, deferred rent expense, loss on property and equipment, and loss on nonmonetary transactions.

(b) See Non-GAAP Measures below for a definition and reconciliation of (i) Adjusted EBITDA to Net Loss and (ii) Net Cash Flow to Net Cash Used in Operating Activities.

The Company has two reportable segments. The Fixed Wireless segment provides fixed wireless broadband services to commercial customers and delivers access over a wireless network transmitting over both regulated and unregulated radio spectrum. The Shared Wireless Infrastructure segment offers a range of rental options on street level rooftops related to (i) the installation of customer owned Small Cells, (ii) Wi-Fi access and the offloading of mobile data, and (iii) backhaul, power and other related telecommunications.

The Corporate group includes corporate overhead and centralized activities which support our overall operations. Corporate overhead includes administrative personnel, including executive management, and other support functions such as information technology and facilities. Centralized operations include network operations, customer care, and the management of network assets. Corporate costs are not allocated to the segments because such costs are managed on a centralized basis. Management also believes that not allocating these centralized costs provides a better reflection of the direct operating performance of each segment.

Summary Condensed Balance Sheet (Audited)

(All dollars are in thousands)

	December 31, 2014	December 31, 2013
Assets
Current Assets
Cash and cash equivalents	$38,028	$28,182
Other	2,237	1,537
Total Current Assets	40,265	29,719

Property and equipment, net	33,905	38,485

Other assets	8,152	6,713

Total Assets	82,322	74,917

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	2,910	3,774
Deferred revenues and other	2,288	2,247
Total Current Liabilities	5,198	6,021

Long-Term Liabilities
Long-term debt	32,101	-
Other	3,061	2,802
Total Long-Term Liabilities	35,162	2,802

Total Liabilities	40,360	8,823

Stockholders’ Equity
Common stock	67	66
Additional paid-in-capital	157,631	154,172
Accumulated deficit	(115,736)	(88,144)
Total Stockholders’ Equity	41,962	66,094
Total Liabilities and Stockholders’ Equity	$82,322	$74,917

Summary Condensed Statement of Cash Flows (Audited)

	Years Ended December 31,
	2014	2013
Net Cash Used in Operating Activities	$(13,413)	$(9,484)
Net Cash Used in Investing Activities	(7,037)	(7,562)
Net Cash Provided by Financing Activities	30,296	30,076
Net Increase In Cash and Cash Equivalents	$9,846	$13,030

Operating Outlook and Guidance

●	Revenues for the first quarter 2015 are expected to range between $7.4 million to $7.7 million for the Fixed Wireless segment.

●	Revenues for the first quarter 2015 are expected to range between $0.8 million to $1.0 million for the Shared Wireless Infrastructure segment.

●	Adjusted EBITDA, on a segment basis, for the first quarter 2015 is expected to range between profitability of $2.8 million to $3.1 million for the Fixed Wireless segment.

Non-GAAP Measures and Reconciliations to GAAP Measures

We use certain Non-GAAP measures to monitor the Company's business performance and that of our segments. These Non-GAAP measures are not recognized under generally accepted accounting principles ("GAAP"). Accordingly, investors are cautioned about using or relying on these measures as alternatives to recognized GAAP measures. Our methods of calculating these measures may not be comparable to similar measures presented by other companies.

A definition of the Non-GAAP measures that we employ, and how we use them to monitor business performance, are as follows:

“Adjusted EBITDA” represents net income (loss) before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, deferred rent expense, other non-operating income or expenses, as well as gain or loss on (i) disposal of property and equipment, (ii) nonmonetary transactions, and (iii) business acquisitions.

“ARPU” refers to the monthly average revenue per user, or customer, being generated from those customers under contract at the end of each indicated period. We calculate ARPU by dividing our monthly recurring revenue (“MRR”) at the end of a period by the number of customers generating that MRR.

“ARPU of new customers” is calculated in the same manner but only includes new customers who entered into contracts during the indicated period.

“Churn” and “Churn rate” refer to the percent of revenue lost on a monthly basis from customers disconnecting from our network or reducing the amount of their bandwidth.

“Corporate” includes corporate overhead and centralized activities which support our overall operations.

“EBITDA” represents net income (loss) before interest, income taxes, depreciation and amortization.

“Net Cash Flows” represents Adjusted EBITDA less capital expenditures.

A reconciliation of non-GAAP measures to GAAP financial measures is as follows (amounts in thousands):

I. Adjusted EBITDA to Net Loss

	Three Months Ended December 31,
	2014	2013
Adjusted EBITDA	$(3,079)	$(1,933)
Depreciation and amortization	(3,345)	(3,698)
Non-recurring expenses	(28)	-
Stock-based compensation	(220)	(314)
Loss on property and equipment	-	(39)
Loss on nonmonetary transactions	(68)	(68)
Deferred rent	(105)	(576)
Operating Income (Loss)	$(6,845)	$(6,628)
Interest expense, net	(1,506)	(64)
Other income (expense), net	(3)	(4)
Provision for income taxes	(79)	(78)
Net loss	$(8,433)	$(6,774)

	Year Ended December 31,
	2014	2013
Adjusted EBITDA	$(10,458)	$(7,781)
Depreciation and amortization	(13,639)	(15,352)
Non-recurring expenses	(120)	(113)
Stock-based compensation	(960)	(1,254)
Loss on property and equipment	-	(121)
Loss on nonmonetary transactions	(272)	(272)
Deferred rent	(377)	(575)
Operating Income (Loss)	$(25,826)	$(25,468)
Interest expense, net	(1,673)	(218)
Gain on business acquisition	-	1,004
Other income (expense), net	(14)	(15)
Provision for income taxes	(79)	(78)
Net loss	$(27,592)	$(24,775)

II. Net Cash Flow to Net Cash Used in Operating Activities

	Three Months Ended December 31,
	2014	2013
Net cash flow	$(4,848)	$(5,267)
Capital expenditures	1,769	3,334
Non-recurring expenses	(28)	-
Changes in operating assets and liabilities, net	601	849
Other, net	(866)	(34)
Net cash used in operating activities	$(3,372)	$(1,118)

	Year Ended December 31,
	2014	2013
Net cash flow	$(18,629)	$(15,873)
Capital expenditures	8,171	8,092
Non-recurring expenses	(120)	(113)
Changes in operating assets and liabilities, net	(1,781)	(1,170)
Other, net	(1,054)	(420)
Net cash used in operating activities	$(13,413)	$(9,484)

Conference Call and Webcast

A conference call led by President and Chief Executive Officer, Jeff Thompson, and Chief Financial Officer, Joseph Hernon, will be held on March 12, 2015 at 5:00 p.m. ET to review our financial results and provide an update on current business developments. Interested parties may participate in the conference by dialing 877-755-7423 or 678-894-3069 (for international callers). A telephonic replay of the conference may be accessed approximately two hours after the call through March 19, 2015 at 11:59 p.m. ET by dialing 855-859-2056 or 404-537-3406 (for international callers) using pass code 84829903.

The call will also be webcast and can be accessed in a listen-only mode on the Company’s website at http://ir.towerstream.com/events.cfm.

About Towerstream Corporation

Towerstream (NASDAQ: TWER) is a leading 4G and Small Cell Rooftop Tower company. The company owns, operates, and leases Wi-Fi and Small Cell rooftop tower locations to cellular phone operators, tower, Internet and cable companies and hosts a variety of customers on its network. Towerstream was originally founded in 2000 to deliver fixed-wireless high-speed Internet access to businesses and to date offers broadband services in 12 urban markets including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Houston, Las Vegas-Reno, and the greater Providence area. For more information on Towerstream services, please visit www.towerstream.com and/or follow us @Towerstream.

The Towerstream Corporation logo is available at: http://www.globenewswire.com/newsroom/prs/?pkgid=6570

About HetNets Tower Corporation

HetNets Tower Corporation (“HetNets”) was formed in January 2013 as a wholly owned subsidiary of Towerstream Corporation (NASDAQ:TWER), and offers a neutral host, shared wireless infrastructure solution, either independently or as a turnkey service.  Its wireless communications infrastructure is available to wireless carriers, cable and Internet companies in major urban markets where the explosion in mobile data is creating significant demand for additional capacity and coverage.  HetNets offers a carrier-class Wi-Fi network for Internet access and the offloading of mobile data.  Its street level rooftop locations are ideal for the installation of customer owned small cells including DAS, Metro and Pico cells. Other solutions provided by HetNets include backhaul, power, and related small cell requirements. More information is available at http://www.hetnets.com.

Safe Harbor

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission, including, without limitation, risk related to our ability to deploy and expand small cell rooftop tower locations in the New York City and other key markets. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Monica Gould

The Blueshirt Group

212-871-3927

monica@blueshirtgroup.com

MEDIA CONTACT:

Todd Barrish

Indicate Media
917-861-0089

todd@indicatemedia.com